EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Frozen Food Gift Group, Inc. (the “Company”) for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Irwin, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: November 17, 2011	By:	/s/Jonathan Irwin
	Name:	Jonathan Irwin,
	Title:	Chief Executive Officer and Chief Financial Officer